EXHIBIT 12

                            TYCO INTERNATIONAL LTD.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                      YEAR ENDED JUNE 30
                                                               --------------------------------
                                                                 1996        1995        1994
                                                               --------    --------    --------
                                                                        (IN THOUSANDS)
Earnings:
  Income before income taxes and extraordinary item.........   $523,897    $384,878    $328,190
                                                               --------    --------    --------
Fixed charges:
  Interest expense(1).......................................     58,867      63,385      62,431
  Rentals(2)................................................     28,529      23,767      19,932
                                                               --------    --------    --------
                                                                 87,396      87,152      82,363
                                                               --------    --------    --------
Earnings before income taxes and fixed charges..............   $611,293    $472,030    $410,553
                                                               --------    --------    --------
                                                               --------    --------    --------
Ratio of earnings to fixed charges..........................       6.99        5.42        4.98
                                                               --------    --------    --------
                                                               --------    --------    --------

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(1) Interest expense consists of interest on indebtedness and amortization of debt expense.

(2) One-third of net rental expense is deemed representative of the interest factor.